Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Notes Live, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Being Registered		Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001(3)	457(o)	—		—	$11,500,000	(2)(3)	0.0001476	$1,697.40
	Other	Representative’s Warrants to purchase Common Stock	457(g)(4)	—		—	—		—	—	(5)
	Equity	Common Stock Underlying Representative’s Warrants(5)	457(o)	—		—	$718,750	(2)(5)	0.0001476	$106.09
Secondary Offering	Equity	Common Stock, par value $0.001	457(a)	35,510,648		$10.00	$355,106,480	(6)	0.0001476	$52,413.72
	Other	Warrants to purchase Common Stock (“Resale Warrants”)	457(g)(4)	3,357,159	(4)	—	—		—	—
	Equity	Common Stock Underlying Resale Warrants	457(o)	3,357,159		$10.00	$33,571,590	(2)(7)	0.0001476	$4,955.17
	Total Offering Amounts						$400,896,820			$59,172.37
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$59,172.37

(1)	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	Includes shares of common stock that may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)

Represents warrants to be issued to the representative of the underwriters to purchase a number of shares of common stock equal to 5% of the shares of common stock sold in the offering under the IPO Prospectus at an exercise price equal to 125% of the assumed public offering price of $10.00 per share.

(6)	Calculated by multiplying the 35,510,648 shares of common stock covered by the Resale Prospectus by an assumed price of $10.00 per share.

(7)	Calculated by multiplying the 3,357,159 shares of common stock issuable upon the exercise of the 3,357,159 warrants covered by the Resale Prospectus by an assumed price of $10.00 per share.